Exhibit 99.1

CIM Commercial Trust Corporation Reports 2019 Third Quarter Results

Dallas—(November 8, 2019) CIM Commercial Trust Corporation (NASDAQ: CMCT and TASE: CMCT-L) (“we”, “our”, “CMCT”, “CIM Commercial”, or the “Company”), a real estate investment trust (“REIT”) that primarily acquires, owns, and operates Class A and creative office assets in vibrant and improving metropolitan communities throughout the United States, today reported operating results for the three and nine months ended September 30, 2019.

On September 3, 2019, the previously announced one-for-three reverse stock split of our common stock became effective. All of the share and per share amounts in this release reflect the effect of such reverse stock split.

Third Quarter 2019 Highlights

•                  Annualized rent per occupied square foot(1) on a same-store(2) basis increased 10.2% to $47.96 as of September 30, 2019 compared to $43.52 as of September 30, 2018.

•                  Our same-store(2) office portfolio was 87.8% leased as of September 30, 2019 compared to 95.9% as of September 30, 2018.  The decrease is primarily due to the repositioning of an office property in Los Angeles, California.

•                  During the third quarter of 2019, we executed 43,308 square feet of leases with terms longer than 12 months, of which 25,626 square feet were recurring leases executed at our same-store(2) office portfolio, representing same-store(2) cash rent growth per square foot of 8.2%.

•                  Net loss attributable to common stockholders was $1,622,000, or $0.11 per diluted share, for the third quarter of 2019 compared to $4,448,000, or $0.30 per diluted share, for the third quarter of 2018.

•                  Same-store(2) office segment net operating income(3) (“NOI”) increased 0.8%, while same-store(2) office cash NOI(3) decreased 6.5%, for the third quarter of 2019 as compared to the corresponding period in 2018.  The decrease in same-store(2) office cash NOI(3) is primarily due to the repositioning of an office property in Los Angeles, California.

•                  Funds from operations (“FFO”) attributable to common stockholders(4) was $3,256,000, or $0.22 per diluted share, for the third quarter of 2019 compared to $8,862,000, or $0.61 per diluted share, for the third quarter of 2018.

(1)    Annualized rent per occupied square foot represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail.

(2)    Please see our definition of “same-store properties” on page 12.

(3)    Please see our reconciliations of office, hotel, lending, and total segment NOI to net income attributable to the Company starting on page 13.

(4)    Please see page 11 for a reconciliation of net income (loss) attributable to common stockholders to FFO attributable to common stockholders and a discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.

Completion of the Program to Unlock Embedded Value in Our Portfolio and Improve Trading Liquidity of Our Common Stock

We completed the previously announced program to unlock embedded value in our portfolio, enhance growth prospects and improve the trading liquidity of our common stock (the “Program to Unlock Embedded Value in Our Portfolio and Improve Trading Liquidity of Our Common Stock”):

•                  Sale of Assets.  During 2019, we sold ten properties in connection with the Program to Unlock Embedded Value in Our Portfolio and Improve Trading Liquidity of Our Common Stock and a review of our portfolio.  These sales generated an aggregate gross sales price to the Company of $990,996,000.  No further property sales will be made under the Program to Unlock Embedded Value in Our Portfolio and Improve Trading Liquidity of Our Common Stock.

•                  Repayment of Certain Indebtedness. We used a portion of the net proceeds from the asset sales to repay certain of our indebtedness.

•                  Return of Capital to Holders of Common Stock. On August 30, 2019, we paid a special cash dividend of $42.00 per share of common stock ($14.00 per share of common stock prior to the one-for-three reverse stock split of our common stock), or $613,294,000 in the aggregate.

•                  CIM REIT Liquidation.  We have been informed by CIM Group that the liquidation of CIM Urban REIT, LLC (“CIM Urban REIT”), a CIM-operated vehicle that was our principal stockholder, has been substantially completed.  In connection with such liquidation, CIM Urban REIT (i) distributed approximately 10,624,000 shares of our common stock, representing approximately 72.8% of the outstanding shares of our common stock as of November 7, 2019, to a diverse group of institutional investors that were former members of CIM Urban REIT and (ii) sold approximately 2,468,000 shares of our common stock in October 2019, representing approximately 16.9% of the outstanding shares of our common stock as of November 7, 2019, for $19.1685 per share to an affiliate of CIM Group in a private transaction.  As of November 7, 2019, CIM Group, its affiliates, and directors and officers of CIM Commercial have an aggregate economic interest in approximately 19.2% of the outstanding shares of our common stock.

On October 22, 2019, we commenced a cash tender offer to purchase up to one-third of our outstanding shares of Series L preferred stock at a purchase price of $29.12 per share (of which $1.39 reflects the amount of dividends on the Series L preferred stock that will be accrued as of November 20, 2019, the expiration date of the tender offer), as converted to and to be paid in new Israeli shekels (“ILS”).

Management Commentary

“I am pleased to report that our previously announced plan to unlock embedded value in our portfolio has been successfully completed.  We sold nearly $1 billion of assets at 98.5% of appraised value and paid a special dividend of approximately $613.3 million to our common stockholders,” said David Thompson, CIM Commercial’s Chief Executive Officer.

“The recent purchase of approximately $47.3 million of our common stock by an affiliate of CIM Group (at approximately $19.17 per share) from the former principal stockholder of the Company demonstrates CIM Group’s belief in the strength and potential of CIM Commercial’s underlying portfolio of properties.  It further aligns the interests of the stockholders of CIM Commercial with CIM Group, the operator of CIM Commercial.”

“Going forward, we are focused on growing CIM Commercial through three value-add projects already underway, contractual rent increases, increasing below market in-place leases to market rates in our high-quality metropolitan portfolio and accretive acquisitions.  We will also continue to actively manage our portfolio through ongoing hold/sell analysis to ensure each asset fits our overall strategy.”

Guidance

We reaffirm our previously announced guidance for 2019 NOI and net income (loss) attributable to common stockholders as follows:

2019 Outlook

	Low	High
	(Unaudited, estimated and in millions)
Cash NOI from retained properties and lending activities	$47.1	$48.1
Non-cash adjustments from retained properties and lending activities	4.1	4.1
Segment NOI from retained properties and lending activities	51.2	52.2
Segment NOI from sold properties	16.0	16.0
Total Segment NOI	67.2	68.2
Asset management and other fees to related parties and G&A	(21.0)	(20.5)
Depreciation and amortization, interest expense, non-segment interest and other income, provision for income taxes, redeemable preferred stock dividends declared or accumulated, and net income attributable to noncontrolling interests	(52.2)	(52.2)
Gain on sale of real estate, impairment of real estate, loss on early extinguishment of debt, and transaction costs	333.6	333.6
Net income attributable to common stockholders	$327.6	$329.1

Key 2019 Assumptions

•                  No acquisitions or additional dispositions after the sale of two office properties and one development site, all in Washington, D.C., on July 30, 2019, will occur during the remainder of 2019.

•                  No future transaction costs, offerings or share repurchases (including the tender offer in respect of the Series L preferred stock) have been assumed, except for continued monthly issuances of Series A preferred units.

Financial Highlights

As of September 30, 2019, our real estate portfolio consisted of 11 assets, all of which are fee-simple properties.  The portfolio included 9 office properties (including one development site, which is being used as a parking lot), totaling approximately 1.3 million rentable square feet, and one hotel, with an ancillary parking garage, which has 503 rooms.  We also own and operate a lending business.

Third Quarter 2019

Net loss attributable to common stockholders was $1,622,000, or $0.11 per diluted share of common stock, for the three months ended September 30, 2019, compared to $4,448,000, or $0.30 per diluted share of common stock, for the three months ended September 30, 2018, primarily due to asset sales.  The decrease was primarily attributable to a decrease of $8,130,000 in depreciation and amortization, a decrease of $4,294,000 in interest expense not allocated to our operating segments, a decrease of $2,052,000 in asset management and other fees to related parties not allocated to our operating segments, an increase of $1,408,000 in interest and other income not allocated to our operating segments, and the gain on sale of real estate of $302,000, partially offset by a decrease of $12,405,000 in segment NOI(5), an increase of $549,000 in redeemable preferred stock dividends declared or accumulated, an increase of $325,000 in transaction costs, and an increase of $99,000 in general and administrative expense not allocated to our operating segments.

FFO attributable to common stockholders(6) was $3,256,000, or $0.22 per diluted share of common stock, for the three months ended September 30, 2019, compared to $8,862,000, or $0.61 per diluted share of common stock, for the three months ended September 30, 2018, primarily due to asset sales. The decrease in FFO attributable to common stockholders(6) was primarily attributable to a decrease of $12,405,000 in segment NOI(5), an increase of $549,000 in redeemable preferred stock dividends declared or accumulated, an increase of $325,000 in transaction costs, and an increase of $99,000 in general and administrative expense not allocated to our operating segments, partially offset by a decrease of $4,294,000 in interest expense not allocated to our operating segments, a decrease of $2,052,000 in asset management and other fees to related parties not allocated to our operating segments, and an increase of $1,408,000 in interest and other income not allocated to our operating segments.

Year to Date 2019

Net income attributable to common stockholders was $334,269,000, or $21.24 per diluted share of common stock, for the nine months ended September 30, 2019, compared to net loss attributable to common stockholders of $(9,350,000), or $(0.64) per diluted share of common stock, for the nine months ended September 30, 2018.

FFO attributable to common stockholders(6) was $(7,840,000), or $(0.54) per diluted share of common stock, for the nine months ended September 30, 2019, compared to $30,433,000, or $2.09 per diluted share of common stock, for the nine months ended September 30, 2018.  FFO attributable to common stockholders(6) for the nine months ended September 30, 2019 includes $29,982,000, or $2.05 per diluted share of common stock in loss on early extinguishment of debt incurred in connection with the sale of certain assets in 2019 primarily related to the legal defeasance and prepayment of mortgage loans collateralized by such properties.

(5)    Please see our reconciliations of office, hotel, lending, and total segment NOI to net income attributable to the Company starting on page 13.

(6)    Please see page 11 for a reconciliation of net income (loss) attributable to common stockholders to FFO attributable to common stockholders and a discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.

Segment Information

Our reportable segments during the three months ended September 30, 2019 and 2018 consisted of two types of commercial real estate properties, namely, office and hotel, as well as a segment for our lending business. Net loss attributable to common stockholders was $1,622,000, or $0.11 per diluted share of common stock, for the three months ended September 30, 2019, compared to $4,448,000, or $0.30 per diluted share of common stock, for the three months ended September 30, 2018, which represents a decrease of $2,826,000, or $0.19 per diluted share of common stock. Total segment NOI(7) was $12,927,000 for the three months ended September 30, 2019, compared to $25,332,000 for the three months ended September 30, 2018.

Office

Same-Store(8)

Same-store(8) office segment NOI(7) increased 0.8% on a GAAP basis and decreased 6.5% on a cash basis for the three months ended September 30, 2019 compared to the three months ended September 30, 2018. The increase in same-store(8) office segment NOI(7) is primarily due to an increase in rental revenue at certain of our properties due to increases in rental rates as a result of leasing activity and an increase in expense reimbursements at one of our properties, partially offset by lower revenues and higher expenses at an office property in Los Angeles, California that is being repositioned into vibrant, collaborative office space after the expiration in April 2019 of a lease agreement for 100% of such property, which space has been partially occupied by a related party since May 2019.

At September 30, 2019, the Company’s same-store(8) office portfolio was 87.2% occupied, a decrease of 710 basis points year-over-year on a same-store(8) basis, and 87.8% leased, a decrease of 810 basis points year-over-year on a same-store(8) basis. The annualized rent per occupied square foot(9) on a same-store basis was $47.96 at September 30, 2019 compared to $43.52 at September 30, 2018. During the three months ended September 30, 2019, the Company executed 25,626 square feet of recurring leases at our same-store(8) office portfolio, representing same-store(8) cash rent growth per square foot of 8.2%.

Total

Office segment NOI(7) decreased to $9,639,000 for the three months ended September 30, 2019, from $21,898,000 for the three months ended September 30, 2018. The decrease is primarily attributable to the sale of three office properties and a parking garage in Oakland, California, the sale of an office property in Washington, D.C., and the sale of an office property in San Francisco, California, all of which were consummated in March 2019, the sale of an office property in Oakland, California, which was consummated in May 2019, the sale of two office properties in Washington, D.C., which was consummated in July 2019, and lower revenues and higher expenses at an office property in Los Angeles, California that is being repositioned into vibrant, collaborative office space after the expiration in April 2019 of a lease agreement for 100% of such property, which space has been partially occupied by a related party since May 2019, partially offset by increases in rental revenue at certain of our properties due to increases in rental rates as a result of leasing activity and an increase in expense reimbursements at one of our properties.

(7)    Please see our reconciliations of office, hotel, lending, and total segment NOI to net income attributable to the Company starting on page 13.

(8)    Please see our definition of “same-store properties” on page 12.

(9)    Annualized rent per occupied square foot represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail.

Hotel

Hotel segment NOI(10) was $2,399,000 for the three months ended September 30, 2019, compared to $2,596,000 for the three months ended September 30, 2018.

Lending

Our lending segment primarily consists of our SBA 7(a) lending platform, which is a national lender that primarily originates loans to small businesses in the hospitality industry. Lending segment NOI(10) was $889,000 for the three months ended September 30, 2019, compared to $838,000 for the three months ended September 30, 2018. The increase is primarily attributable to a decrease in interest expense as a result of a reduction in the balance outstanding on our SBA 7(a) loan-backed notes and secured borrowings and an increase in servicing asset income, partially offset by a decrease in premium income from the sale of the guaranteed portion of our SBA 7(a) loans.

Debt and Equity

During the three months ended September 30, 2019, we issued 490,374 Series A preferred units, with each Series A preferred unit consisting of one share of Series A preferred stock and one warrant to purchase 0.25 shares of our common stock, resulting in net proceeds of approximately $11,179,000. Net proceeds represent gross proceeds offset by costs specifically identifiable to the offering of the Series A preferred units, such as commissions, dealer manager fees, and other offering fees and expenses.

On September 3, 2019, we effectuated a one-for-three reverse stock split of our common stock (the “Reverse Stock Split”).

On October 22, 2019, we commenced a cash tender offer to purchase up to one-third of our outstanding shares of Series L preferred stock at a purchase price of $29.12 per share (of which $1.39 reflects the amount of dividends on the Series L preferred stock that will be accrued as of November 20, 2019, the expiration date of the tender offer), as converted to and to be paid in new Israeli shekels (“ILS”).

Dispositions

On July 30, 2019, we sold 100% fee-simple interests in two office properties and one development site, all in Washington, D.C., to an unrelated third-party for an aggregate gross sales price of $181,000,000.

(10)       Please see our reconciliations of office, hotel, lending, and total segment NOI to net income attributable to the Company starting on page 13.

Dividends

On August 8, 2019, we declared a quarterly cash dividend of $0.0750 per share of our common stock ($0.0250 per share of our common stock prior to the Reverse Stock Split), which was paid on September 18, 2019 to stockholders of record at the close of business on September 6, 2019.

On August 8, 2019, in connection with the Program to Unlock Embedded Value in Our Portfolio and Improve Trading Liquidity of Our Common Stock, we declared a special cash dividend of $42.00 per share of our common stock ($14.00 per share of common stock prior to the Reverse Stock Split), or $613,294,000 in the aggregate, that was paid on August 30, 2019 to stockholders of record at the close of business on August 19, 2019. The Special Dividend was funded primarily by the net proceeds (after the repayment of debt) received from the sale of ten properties during 2019 and borrowings on our revolving credit facility.

Further, we declared a quarterly cash dividend of $0.34375 per share of our Series A preferred stock, or portion thereof for issuances during the period from July 1, 2019 to September 30, 2019, which was paid on October 15, 2019 to stockholders of record at the close of business on October 7, 2019.

About CIM Commercial

CIM Commercial is a real estate investment trust that primarily acquires, owns, and operates Class A and creative office assets in vibrant and improving metropolitan communities throughout the United States. Its properties are primarily located in Los Angeles and the San Francisco Bay Area. CIM Commercial is operated by affiliates of CIM Group, L.P., a vertically-integrated owner and operator of real assets with multi-disciplinary expertise and in-house research, acquisition, credit analysis, development, finance, leasing, and onsite property management capabilities (www.cimcommercial.com).

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements about CIM Commercial’s outlook for net income (loss), NOI and derivations thereof.  Such forward-looking statements are based on particular assumptions that management of CIM Commercial has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CIM Commercial and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the timing, form and operational effects of CIM Commercial’s development activities, (ii) the ability of CIM Commercial to raise in place rents to existing market rents, and (iii) general economic, market and other conditions. For a further list and description of the risks and uncertainties inherent in forward-looking statements, see CIM Commercial’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the Registration Statement on Form S-11 (No. 333-210880) relating to the Series A preferred stock.

Forward-looking statements are not guarantees of performance or results and speak only as of the date such statements are made. CIM Commercial undertakes no obligation to publicly update or release any revisions to its forward-looking statements, whether to reflect new information, future events, changes in assumptions or circumstances or otherwise, except as required by law.

For CIM Commercial Trust Corporation
Media Relations:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com

or

Shareholder Relations:

Steve Altebrando, 646-652-8473
shareholders@cimcommercial.com

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited and in thousands, except share and per share amounts)

	September 30, 2019	December 31, 2018
ASSETS
Investments in real estate, net	$505,966	$1,040,937
Cash and cash equivalents	14,600	54,931
Restricted cash	11,507	22,512
Loans receivable, net	71,576	83,248
Accounts receivable, net	5,121	6,640
Deferred rent receivable and charges, net	34,316	84,230
Other intangible assets, net	7,740	9,531
Other assets	9,026	18,197
Assets held for sale, net	—	22,175
TOTAL ASSETS	$659,852	$1,342,401
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	$227,727	$588,671
Accounts payable and accrued expenses	16,960	41,598
Intangible liabilities, net	1,562	2,872
Due to related parties	6,740	10,951
Other liabilities	9,046	16,535
Liabilities associated with assets held for sale, net	—	28,766
Total liabilities	262,035	689,393
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK: Series A, $0.001 par value; 36,000,000 shares authorized; 1,642,763 and 1,641,563 shares issued and outstanding, respectively, at September 30, 2019 and 1,566,386 and 1,565,346 shares issued and outstanding, respectively, at December 31, 2018; liquidation preference of $25.00 per share, subject to adjustment	37,216	35,733
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 36,000,000 shares authorized; 2,462,104 and 2,450,417 shares issued and outstanding, respectively, at September 30, 2019 and 1,287,169 and 1,281,804 shares issued and outstanding, respectively, at December 31, 2018; liquidation preference of $25.00 per share, subject to adjustment	60,987	31,866
Series L cumulative redeemable preferred stock, $0.001 par value; 9,000,000 shares authorized; 8,080,740 shares issued and outstanding at September 30, 2019 and December 31, 2018; liquidation preference of $28.37 per share, subject to adjustment	229,251	229,251
Common stock, $0.001 and $0.003 par value; 900,000,000 shares authorized; 14,602,149 and 14,598,357 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively (11)	15	44
Additional paid-in capital	788,342	790,354
Accumulated other comprehensive income	—	1,806
Distributions in excess of earnings	(718,493)	(436,883)
Total stockholders’ equity	360,102	616,438
Noncontrolling interests	499	837
Total equity	360,601	617,275
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	$659,852	$1,342,401

(11)       All share and per share amounts have been adjusted to give retroactive effect to the one-for-three reverse stock split of our common stock effected on September 3, 2019.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
REVENUES:
Rental and other property income	$17,306	$36,606	$73,306	$109,575
Hotel income	7,734	7,715	27,087	27,564
Interest and other income	4,175	3,286	12,955	10,306
	29,215	47,607	113,348	147,445
EXPENSES:
Rental and other property operating	13,286	20,405	49,197	59,086
Asset management and other fees to related parties	3,981	6,121	14,155	18,475
Interest	2,403	6,965	8,998	20,409
General and administrative	1,384	1,205	4,793	6,496
Transaction costs	340	15	600	359
Depreciation and amortization	5,180	13,310	21,995	39,783
Loss on early extinguishment of debt	—	—	29,982	—
Impairment of real estate	—	—	69,000	—
	26,574	48,021	198,720	144,608
Gain on sale of real estate	302	—	433,104	—
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	2,943	(414)	347,732	2,837
Provision for income taxes	87	115	686	795
NET INCOME (LOSS)	2,856	(529)	347,046	2,042
Net (income) loss attributable to noncontrolling interests	(8)	1	165	(15)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	2,848	(528)	347,211	2,027
Redeemable preferred stock dividends declared or accumulated	(4,470)	(3,921)	(12,934)	(11,380)
Redeemable preferred stock redemptions	—	1	(8)	3
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,622)	$(4,448)	$334,269	$(9,350)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE(12):
Basic	$(0.11)	$(0.30)	$22.90	$(0.64)
Diluted	$(0.11)	$(0.30)	$21.24	$(0.64)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING(12):
Basic	14,598	14,598	14,598	14,597
Diluted	14,599	14,598	15,825	14,597

(12)       All share and per share amounts have been adjusted to give retroactive effect to the one-for-three reverse stock split of our common stock effected on September 3, 2019.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Earnings Per Share

(Unaudited and in thousands, except per share amounts)

Earnings per share (“EPS”) for the year-to-date period may differ from the sum of quarterly EPS amounts due to the required method for computing EPS for the respective periods. In addition, EPS is calculated independently for each component and may not be additive due to rounding.  The following table reconciles the numerator and denominator used in computing our basic and diluted per-share amounts for net income (loss) attributable to common stockholders for the three and nine months ended September 30, 2019 and 2018:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Numerator:
Net (loss) income attributable to common stockholders	$(1,622)	$(4,448)	$334,269	$(9,350)
Redeemable preferred stock dividends declared on dilutive shares(13)	—	—	1,917	—
Diluted net (loss) income attributable to common stockholders	$(1,622)	$(4,448)	$336,186	$(9,350)
Denominator(14):
Basic weighted average shares of Common Stock outstanding	14,598	14,598	14,598	14,597
Effect of dilutive securities—contingently issuable shares(13)	1	—	1,227	—
Diluted weighted average shares and common stock equivalents outstanding	14,599	14,598	15,825	14,597
Net (loss) income attributable to common stockholders per share(14):
Basic	$(0.11)	$(0.30)	$22.90	$(0.64)
Diluted	$(0.11)	$(0.30)	$21.24	$(0.64)

(13)       For the three months ended September 30, 2019 and the three and nine months ended September 30, 2018, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted net income (loss) attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

(14)       All share and per share amounts have been adjusted to give retroactive effect to the one-for-three reverse stock split of our common stock effected on September 3, 2019.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Funds from Operations

(Unaudited and in thousands, except per share amounts)

We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO represents net income (loss) attributable to common stockholders, computed in accordance with generally accepted accounting principles (“GAAP”), which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gains (or losses) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”).

Like any metric, FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO in accordance with the standards established by the NAREIT; accordingly, our FFO may not be comparable to the FFOs of other REITs. Therefore, FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  The following table sets forth a reconciliation of net income (loss) attributable to common stockholders to FFO attributable to common stockholders for the three and nine months ended September 30, 2019 and 2018:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Numerator:
Net (loss) income attributable to common stockholders	$(1,622)	$(4,448)	$334,269	$(9,350)
Depreciation and amortization	5,180	13,310	21,995	39,783
Impairment of real estate	—	—	69,000	—
Gain on sale of depreciable assets(15)	(302)	—	(433,104)	—
FFO attributable to common stockholders	$3,256	$8,862	$(7,840)	$30,433
Redeemable preferred stock dividends declared on dilutive shares(16)	—	—	(1)	264
Diluted FFO attributable to common stockholders	$3,256	$8,862	$(7,841)	$30,697
Denominator(17):
Basic weighted average shares of Common Stock outstanding	14,598	14,598	14,598	14,597
Effect of dilutive securities—contingently issuable shares(16)	1	—	1	120
Diluted weighted average shares and common stock equivalents outstanding	14,599	14,598	14,599	14,717
FFO attributable to common stockholders per share(17):
Basic	$0.22	$0.61	$(0.54)	$2.08
Diluted	$0.22	$0.61	$(0.54)	$2.09

(15)       In connection with the sale of certain properties during the three and nine months ended September 30, 2019, we recognized $0 and $29,982,000, respectively, or $0.00 and $2.05 per diluted share of common stock, respectively, in loss on early extinguishment of debt incurred in connection with the sale of certain assets in 2019 primarily related to the legal defeasance and prepayment of mortgage loans collateralized by such properties. Such loss on early extinguishment of debt is not included in the adjustment for the gain on sale of depreciable assets presented in the table above.

(16)       For the three months ended September 30, 2019 and 2018 and the nine months ended September 30, 2019, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

(17)       All share and per share amounts have been adjusted to give retroactive effect to the one-for-three reverse stock split of our common stock effected on September 3, 2019.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Reconciliation of Net Operating Income

(Unaudited and in thousands)

We internally evaluate the operating performance and financial results of our real estate segments based on segment NOI, which is defined as rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and provision for income taxes. For our lending segment, we define segment NOI as interest income net of interest expense and general overhead expenses. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI, or “cash NOI”. We define cash NOI as segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by GAAP.

Segment NOI and cash NOI are not measures of operating results or cash flows from operating activities as measured by GAAP and should not be considered alternatives to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate segment NOI or cash NOI in the same manner. We consider segment NOI and cash NOI to be useful performance measures to investors and management because, when compared across periods, they reflect the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.

To facilitate a comparison of our segments and portfolio between reporting periods, we calculate comparable amounts for a subset of our segments and portfolio referred to as our “same-store properties.” Our same-store properties are ones which we have owned and operated in a consistent manner and reported in our consolidated results during the entire span of the periods being reported. We excluded from our same-store property set this quarter any properties (i) acquired on or after July 1, 2018; (ii) sold or otherwise removed from our consolidated financial statements on or before September 30, 2019; or (iii) that underwent a major repositioning project we believed significantly affected its results at any point during the period commencing on July 1, 2018 and ending on September 30, 2019.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Reconciliation of Net Operating Income (Continued)

(Unaudited and in thousands)

Below is a reconciliation of cash NOI to segment NOI and net income (loss) attributable to the Company for the three months ended September 30, 2019 and 2018.

	Three Months Ended September 30, 2019
	Same-Store Office	Non-Same- Store Office	Total Office	Hotel	Lending	Total
Cash net operating income excluding lease termination income	$7,399	$1,221	$8,620	$2,398	$889	$11,907
Cash lease termination income	—	—	—	—	—	—
Cash net operating income	7,399	1,221	8,620	2,398	889	11,907
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	1,197	(178)	1,019	1	—	1,020
Straight line lease termination income	—	—	—	—	—	—
Segment net operating income	8,596	1,043	9,639	2,399	889	12,927
Interest and other income						1,408
Asset management and other fees to related parties						(3,329)
Interest expense						(2,038)
General and administrative						(807)
Transaction costs						(340)
Depreciation and amortization						(5,180)
Gain on sale of real estate						302
Income before provision for income taxes						2,943
Provision for income taxes						(87)
Net income						2,856
Net income attributable to noncontrolling interests						(8)
Net income attributable to the Company						$2,848

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Reconciliation of Net Operating Income (Continued)

(Unaudited and in thousands)

	Three Months Ended September 30, 2018
	Same-Store Office	Non-Same- Store Office	Total Office	Hotel	Lending	Total
Cash net operating income excluding lease termination income	$7,859	$13,549	$21,408	$2,590	$838	$24,836
Cash lease termination income	57	—	57	—	—	57
Cash net operating income	7,916	13,549	21,465	2,590	838	24,893
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	608	(175)	433	6	—	439
Straight line lease termination income	—	—	—	—	—	—
Segment net operating income	8,524	13,374	21,898	2,596	838	25,332
Asset management and other fees to related parties						(5,381)
Interest expense						(6,332)
General and administrative						(708)
Transaction costs						(15)
Depreciation and amortization						(13,310)
Loss before provision for income taxes						(414)
Provision for income taxes						(115)
Net loss						(529)
Net loss attributable to noncontrolling interests						1
Net loss attributable to the Company						$(528)